Ferlita, Walsh, & Gonzales, P.A.
                                 3302 Azeele St.
                                 Tampa, FL 33609


July 5, 2005




United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


To Whom It May Concern:

We have read the section titled Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of Form SB-2 Amendment 6 dated June 30, 2005, of Decor Systems, Inc. and are in agreement with the statements contained therein.

Very truly yours,


/s/ Ferlita, Walsh, & Gonzales, P.A.
Ferlita, Walsh, & Gonzales, P.A.
Tampa, Florida